EXHIBIT (d)(7)

INVESTMENT SUB-ADVISORY AGREEMENT
CAYMAN SUBSIDIARY

This Cayman Subsidiary Investment Sub-Advisory Agreement (the “Agreement”) is made as of this [ ] day of [ ], 2026 by and among Saturna Capital Corporation, a Washington corporation with its principal place of business at 1300 N. State St., Bellingham, WA 98225 (the “Adviser”), Vident Advisory, LLC (doing business as Vident Asset Management), a Delaware limited liability company with its principal place of business located at 1125 Sanctuary Parkway, Suite 515, Alpharetta, Georgia 30009 (the “Sub-Adviser”), each Special Purpose Vehicle (the “SPV”) set forth in Schedule A to this Agreement, organized under the laws of the Cayman Islands and a wholly owned subsidiary of a series (the “Fund”) of Amana Mutual Funds Trust (the “Trust”), a Delaware statutory trust and open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”).

W I T N E S S E T H
WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”); and
WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated ____________, 2026 with the SPV, on behalf of the Fund listed in Schedule A to this Agreement (the “Fund”); and
WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) and is engaged in the business of supplying investment advice as an independent contractor; and
WHEREAS, the Investment Advisory Agreement contemplates that the Adviser may appoint a sub-adviser to perform some or all of the services for which the Adviser is responsible; and
WHEREAS, the Sub-Adviser is willing to furnish such services to the Adviser and the SPV listed in Schedule A to this Agreement, as such schedule may be amended from time to time upon mutual agreement of the parties.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the parties do hereby agree as follows:

1.
Duties of the Sub-Adviser.  Subject to supervision and oversight of the Adviser and the SPV’s board of director(s) (the “Sole Director(s)”), and in accordance with the terms and conditions of the Agreement, the Sub-Adviser shall manage all of the securities and other assets of the SPVs entrusted to it hereunder (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with the Funds’ respective investment objectives, guidelines, policies and restrictions as stated in the Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), and subject to the following:

(a)     The Sub-Adviser shall, subject to subparagraph (b), determine from time to time what Assets will be purchased, retained or sold by the SPVs, and what portion of the Assets will be invested or held uninvested in cash as is permissible.

(b)     In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Prospectus, the Statement of Additional Information, the written instructions and directions of the Adviser and of the Sole Director(s), the terms and conditions of exemptive and no-action relief granted to the Trust as amended from time to time and provided to the Sub-Adviser and the SPV’s policies and procedures provided to the Sub-Adviser and will conform to and comply with the requirements of the 1940 Act, the Advisers Act, the Commodity Exchange Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c)     The Sub-Adviser shall determine the Assets to be purchased or sold by the SPVs as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Funds’ Prospectus or as the Sole Director(s) or the Adviser may direct in writing from time to time, in conformity with all federal securities laws.  In executing SPV transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the SPV the best execution and overall terms available.  In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.  In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the SPV’s principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms.  Notwithstanding the foregoing provisions, Sub-Adviser may allocate purchase and sale orders for securities to brokers or dealers recommended by the Adviser, provided that the Adviser, and not the Sub-Adviser, shall be responsible for best execution with respect to such purchase and sale orders. In no instance, however, will the Assets be purchased from or sold to the Adviser, Sub-Adviser, the SPV’s principal underwriter, or any affiliated person of the SPV, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the U.S. Securities and Exchange Commission (“SEC”) and the 1940 Act.

(d)     The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required under the applicable law or regulation.  The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser’s services under this Agreement needed by the Adviser to keep the other books and records of the SPV required by Rule 31a-1 under the 1940 Act, as requested by the Adviser.  The Sub-Adviser agrees that all records that it maintains on behalf of a SPV are property of the SPV and the Sub-Adviser will surrender promptly to the SPV any of such records upon the SPV’s request; provided, however, that the Sub-Adviser may retain a copy of such records.  In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e)     The Sub-Adviser shall provide the SPV’s custodian on each business day with information relating to all transactions concerning the Assets and shall provide the Adviser with such information upon request of the Adviser and shall otherwise cooperate with and provide reasonable assistance to the Adviser, the SPV’s administrator, the SPV’s custodian and foreign custodians, the SPV’s transfer agent and pricing agents and all other agents and representatives of the SPV.

(f)     The Adviser acknowledges that the Sub-Adviser performs investment advisory services for various other clients in addition to the SPVs and, to the extent it is consistent with applicable law and the Sub-Adviser’s fiduciary obligations, the Sub-Adviser may give advice and take action with respect to any of those other clients that may differ from the advice given or the timing or nature of action taken for a particular SPV.

(g)     The Sub-Adviser shall promptly notify the Adviser of any financial condition that is reasonably and foreseeably likely to impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement.

(h)     The Sub-Adviser shall not be responsible for reviewing proxy solicitation materials and voting and handling proxies. The Sub-Adviser will have no obligation to advise, initiate or take any other action on behalf of the Adviser, the SPVs or the Assets in any legal proceedings (including, without limitation, class actions and bankruptcies) relating to the securities comprising the Assets or any other matter.  Sub-Adviser will not file proofs of claims relating to the securities comprising the Assets or any other matter and will not notify the Adviser, the SPVs or the SPV’s custodian of class action settlements or bankruptcies relating to the Assets.

(i)     In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the SPVs or a sub-adviser to a portfolio that is under common control with the SPVs concerning the

Assets, except as permitted by the policies and procedures of the SPVs. The Sub-Adviser shall not provide investment advice to any assets of the SPVs other than the Assets which it sub-advises.

(j)     On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the SPVs as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased.  In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the SPV and to such other clients under the circumstances.

(k)     The Sub-Adviser shall maintain books and records with respect to the SPVs’ securities transactions and keep the Sole Director(s) and the Adviser fully informed on an ongoing basis as agreed by the Adviser and the Sub-Adviser of all material facts concerning the Sub-Adviser and its key investment personnel providing services with respect to the SPVs and the investment and the reinvestment of the Assets of the SPVs.  The Sub-Adviser shall furnish to the Adviser or cause to be furnished, at such times as may be reasonably requested by the Sole Director(s), such reasonably requested regular, periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Sole Director(s) may reasonably request and the Sub-Adviser will attend meetings with the Adviser and/or the Sole Director(s), as reasonably requested, to discuss the foregoing.  Upon the request of the Adviser, the Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the SPV with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the SPV obtains from the SEC.

(l)     The fair valuation of securities in a SPV may be required when the Adviser becomes aware of significant events that may affect the pricing of all or a portion of a SPV’s portfolio.  The Sub-Adviser will provide assistance in determining the fair value of the Assets, as necessary and reasonably requested by the Adviser or its agent, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Sub-Adviser if market prices are not readily available, it being understood that the Sub-Adviser will not be responsible for determining the value of any such security.

2.
Duties of the Adviser.  The Adviser shall continue to have responsibility for all services to be provided to the SPVs pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Prospectus, the Statement of Additional Information, the written instructions and directions of the Sole Director(s), the requirements of the 1940 Act, the Code, and all other applicable federal laws and regulations, as each is amended from time to time.

3.	Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies of each of the following documents:

(a)	The SPV’s governing documents, as amended from time to time;

(b)	Prospectus and Statement of Additional Information of the Funds, as amended from time to time;

(c)	Resolutions of the Sole Director(s) approving the engagement of the Sub-Adviser as a sub-adviser to the SPVs;

(d)
Resolutions, policies and procedures adopted by the Sole Director(s) with respect to the Assets to the extent such resolutions, policies and procedures may affect the duties of the Sub-Adviser hereunder;

(e)	A list of the SPV’s principal underwriter and each affiliated person of the Adviser, the SPV or the principal underwriter; and

(f)	The terms and conditions of exemptive and no-action relief granted to the SPV, as amended from time to time.

The Adviser shall promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.  Until so provided, the Sub-Adviser may continue to rely on those documents previously provided.  The Adviser shall not, and shall not permit any of the SPVs to use the Sub-Adviser’s name or make representations regarding Sub-Adviser or its affiliates without prior written consent of Sub-Adviser, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, the Sub-Adviser’s approval is not required when the information regarding the Sub-Adviser used by the Adviser or the SPV is limited to information disclosed in materials provided by the Sub-Adviser to the Adviser in writing specifically for use in the Fund’s registration statement, as amended or supplemented from time to time, or in Fund shareholder reports or proxy statements and the information is used (a) as required by applicable law, rule or regulation, in the Prospectus of the Fund or in Fund shareholder reports or proxy statements; or (b) as may be otherwise specifically approved in writing by the Sub-Adviser prior to use.
4.
Compensation to the Sub-Adviser. The Sub-Adviser, in recognition of the value of the compensation paid to it for the services provided to the Fund, will receive no compensation from the SPV for services provided and the expense assumed pursuant to this Agreement.

5.
Expenses.  The Sub-Adviser will furnish, at its expense, all necessary facilities and personnel, including personnel compensation, expenses and fees required for the Sub-Adviser to perform its duties under this Agreement; administrative facilities, including operations and bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement.  The Sub-Adviser may enter into an agreement with the SPVs to limit the operating expenses of the SPV.

6.
Indemnification.  The Sub-Adviser shall indemnify and hold harmless the Adviser, the SPV, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) from and against any and all claims, losses, liabilities or damages

(including reasonable attorney’s fees and other related expenses) however arising from or in connection with the performance of the Sub-Adviser’s obligations under this Agreement to the extent resulting from or relating to Sub-Adviser’s material breach of this Agreement, violation of applicable law or regulation, own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement; provided, however, that the Sub-Adviser’s obligation under this Section 6 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, the SPV, all affiliated persons thereof and all controlling persons thereof, is due to the Adviser’s own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold harmless the Sub-Adviser and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) to the extent resulting from or relating to Adviser’s material breach of this Agreement, violation of applicable law or regulation, own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement (including, without limitation, any claims of infringement or misappropriation of the intellectual property rights of a third party against the Sub-Adviser or any affiliated person relating to any index or index data provided to Sub-Adviser by the Adviser or Adviser’s agent and used by the Sub-Adviser in connection with performing its duties under this Agreement); provided, however, that the Adviser’s obligation under this Section 6 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is due to the Sub-Adviser’s own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.
Notwithstanding anything to the contrary contained herein and subject to a party’s maintaining and following a reasonably prudent business continuity plan or similar program, no party to this Agreement shall be responsible or liable for its failure to perform under this Agreement or for any losses to the Assets resulting from any event beyond the reasonable control of such party or its agents, including, by way of example, nationalization, expropriation, devaluation, seizure or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Assets; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts or war, terrorism, insurrection or revolution; or acts of God, or any other similar event.  In no event, shall any party be responsible for incidental, consequential or punitive damages hereunder.
The provisions of this Section shall survive the termination of this Agreement.
7.	Representations and Warranties of Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser and the SPV as follows:

a.     The Sub-Adviser is registered with the U.S. Securities and Exchange Commission as an investment adviser under the Advisers Act and will continue to be so registered so long as this Agreement remains in effect;

b.     The Sub-Adviser will promptly notify the Adviser of the occurrence of any event that would substantially impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement or disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act.  The Sub-Adviser will also promptly notify the SPV and the Adviser if it, a member of its executive management or portfolio manager for the Assets is served or otherwise receives notice of any action, suit, proceeding or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the SPVs or relating to the investment advisory services of the Sub-Adviser (other than any routine regulatory examinations);

c.     The Sub-Adviser will notify the Adviser promptly upon detection of (a) any material failure to manage the SPV(s) in accordance with the SPV(s)’ stated investment objectives, guidelines and policies or any applicable law or regulation; or (b) any material breach of any of the SPV(s)’ or the Sub-Adviser’s policies, guidelines or procedures relating to the SPVs.

d.     The Sub-Adviser is fully authorized under all applicable law and regulation to enter into this Agreement and serve as Sub-Adviser to the SPVs and to perform the services described under this Agreement;

e.     The Sub-Adviser is a limited liability company duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

f.     The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its corporate members or board, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser;

g. This Agreement is a valid and binding agreement of the Sub-Adviser;

h.     The Form ADV of the Sub-Adviser previously provided to the Adviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate, current and complete in all material respects as of its filing date, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

i. The Sub-Adviser shall not divert any SPV’s portfolio securities transactions to a broker or dealer in consideration of such broker or dealer’s promotion or sales of shares of the Fund, any other series of the Trust, or any other registered investment company.

j. The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage as determined by the Sub-Adviser.

k.     The Sub-Adviser will provide information, as necessary and reasonably requested by the Adviser or its agent, with respect to any component of the liquidity risk management program adopted by the SPV(s) in accordance with SEC Rule 22e-4.

8.	Duration and Termination. The effectiveness and termination dates of this Agreement shall be determined separately for the SPV as described below.
a.
Duration.  This Agreement shall become effective with respect to the SPV upon the latest of (i) the approval by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; (ii) the approval of a majority of the SPV’s outstanding voting securities, if required by the 1940 Act; and (iii) the commencement of the Sub-Adviser’s management of the SPV. With respect to the SPV, this Agreement shall continue in effect for a period of two years from the effective date described in this sub-paragraph, subject thereafter to being continued in force and effect from year to year if specifically approved each year by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of the Fund or Sub-Adviser, on behalf of the Fund as sole shareholder of the SPV, and (ii) by the Sole Director(s) of the SPV.  In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.  Prior to voting on the renewal of this Agreement, the Sole Director(s) may request and evaluate, and the Sub-Adviser shall furnish, such information as may reasonably be necessary to enable the Sole Director(s) to evaluate the terms of this Agreement.

a. Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to the SPV, without payment of any penalty:

i.
 By any of the parties by notice in writing given not less than sixty (60) days in advance of the date specified for termination, provided, that such action shall have been authorized (i) by resolution of the Sole Director(s) of the SPV, (ii) by resolution of the trustees of the Trust, including the vote or written consent of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of the Trust or the Adviser, or (iii) by vote of a majority of the Sole Director(s), or by vote of a majority of the outstanding voting securities of the SPV, or by the Adviser, in each case, upon sixty (60) days’ written notice to the Sub-Adviser;

ii.
By the Adviser upon breach by the Sub-Adviser of any representation or warranty contained in Section 7 and Section 9 hereof, which shall not have been cured within twenty (20) days of the Sub-Adviser’s receipt of written (including notice delivered electronically) notice of such breach;

iii.
By the Adviser immediately upon written (including notice delivered electronically) notice to the Sub-Adviser if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement; or

iv.	By the Sub-Adviser upon ninety (90) days’ written (including notice delivered electronically) notice to the Adviser and the Sole Director(s).

This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the SPV upon notice to the Sub-Adviser.  As used in this Section 8, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

9.	Regulatory Compliance Program of the Sub-Adviser. The Sub-Adviser hereby represents and warrants that:

a.
in accordance with Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

b.
the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as such term is defined in Rule 38a-1 under the 1940 Act) by the SPV, Funds and the Sub-Adviser (the policies and procedures referred to in this Section 9(b), along with the policies and procedures referred to in Section 9(a), are referred to herein as the Sub-Adviser’s “Compliance Program”).

10.
Confidentiality.  Subject to the duty of the Adviser or Sub-Adviser to comply with applicable law and regulation, including any demand or request of any regulatory, governmental or tax authority having jurisdiction, the parties hereto shall treat as confidential all non-public information pertaining to the SPVs and the actions of the Sub-Adviser and the SPVs in respect thereof.  It is understood that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser, the SPVs, the Sole Director(s), or such persons as the Adviser may reasonably designate in connection with the SPVs.  It is also understood that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Sub-Adviser, its affiliates and agents in connection with its obligation to provide investment advice and other services to the SPVs and to assist or enable the effective management of the Adviser’s and the

SPVs’ overall relationship with the Sub-Adviser and its affiliates.  The parties acknowledge and agree that all nonpublic personal information with regard to shareholders in the SPVs shall be deemed proprietary and confidential information of the Adviser, and that the Sub-Adviser shall use that information solely in the performance of its duties and obligations under this Agreement and shall take reasonable steps to safeguard the confidentiality of that information.  Further, the Sub-Adviser shall maintain and enforce adequate security and oversight procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions.

11.         Reporting of Compliance Matters.
a.	The Sub-Adviser shall promptly provide to the Trust’s Chief Compliance Officer (“CCO”) the following:

(i)
a report of any material violations of the Sub-Adviser’s Compliance Program or any “material compliance matters” (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser’s Compliance Program;

(ii)	on a quarterly basis, a report of any material changes to the policies and procedures that compose the Sub-Adviser’s Compliance Program;
(iii)
a copy of the summary of the Sub-Adviser’s chief compliance officer’s report (or similar document(s) which serve the same purpose) regarding his or her annual review of the Sub-Adviser’s Compliance Program, as required by Rule 206(4)-7 under the Advisers Act; and

(iv)	an annual (or more frequently as the Trust’s CCO may reasonably request) representation regarding the Sub-Adviser’s compliance with Section 7 and Section 9 of this Agreement.

b.
The Sub-Adviser shall also provide the Trust’s CCO with reasonable access, during normal business hours, to the Sub-Adviser’s facilities for the purpose of conducting pre-arranged on-site compliance related due diligence meetings with personnel of the Sub-Adviser.

12. The Name “Saturna Capital Corporation.”  The Adviser grants to the Sub-Adviser a sub-license to use the name “Saturna Capital Corporation” (the “Name”).  The foregoing authorization by the Adviser to the Sub-Adviser to use the Name is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the Name; the Sub-Adviser acknowledges and agrees that, as between the Sub-Adviser and the Adviser, the Adviser has the right to use, or authorize others to use, the Name.  The Sub-Adviser shall only use the Name in a manner consistent with uses approved by the Adviser.  The Sub-Adviser hereby agrees to make all reasonable efforts to cause any affiliate or agent of the Sub-Adviser to satisfy the foregoing obligation in connection with any services such affiliates or agents provide to the Sub-Adviser or the SPVs under this Agreement.

13. Index Data. The Adviser has obtained all licenses and permissions necessary for the Sub-Adviser to use any index data provided to it by the Adviser or Adviser’s agent under this Agreement and the Sub-Adviser is not required to obtain any such licenses or permissions itself.
14. Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.
15. Severability.  Should any part of this Agreement be held invalid by a court decision, statute, regulation, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
16. Notice.  Any notice, advice, document, report or other client communication to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid or electronically addressed by the party giving notice to the other party at the last address furnished by the other party.  By consenting to the electronic delivery of any notice, advice, document, report or other client communication in respect of this Agreement or as required pursuant to applicable law, the Adviser authorizes the Sub-Adviser to deliver all communications by email or other electronic means.
To the Adviser at:	Saturna Capital Corporation 1300 North State Street Bellingham, Washington 98225-4730 Attention: Email: ________
To the Sub-Adviser at:	Vident Advisory, LLC 1125 Sanctuary Parkway, Suite 515 Alpharetta, Georgia, 30009 Attention: Email: ________
To the SPV at:	[ ]

17. Non-Hire/Non-Solicitation.  The parties hereby agree that, during the term of this Agreement, neither party shall, for any reason, directly or indirectly, on its own behalf or on behalf of others, knowingly hire any person employed by the other party (a “Restricted Person”), whether or not such Restricted Person is a full-time employee or whether or not any Restricted Person’s employment is pursuant to a written agreement or is at-will.  The foregoing provision shall not apply to any Restricted Person who seeks employment in response to a general solicitation for candidates whether such solicitation is by a party or a third party on a party’s behalf. The parties further agree that, to the extent that a party breaches the covenant described in this paragraph, the other party shall be entitled to pursue all appropriate remedies in law or equity.

18. Amendment of Agreement.  This Agreement may be amended only by written agreement of the Adviser, the Sub-Adviser and the SPV, and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.
19. Representations and Warranties of the Adviser.
a.	The Adviser is not registered with the National Futures Association as a commodity pool operator or commodity trading adviser because it does not engage in any activities requiring such registration;

b.
The execution, delivery and performance by the Adviser and the SPVs of this Agreement have been duly authorized by all necessary action on the part of the Adviser and the Sole Director(s) (including full authority to bind the SPVs to the terms of this Agreement); and

c.	The Adviser will promptly notify the Sub-Adviser if any of the above representations in this Section are no longer true and accurate.

20.
Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

21.
Interpretation.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act will be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein will have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision will be deemed to incorporate the effect of such rule, regulation or order.

22.	Headings. The headings in the sections of this Agreement are inserted for convenience of reference only and will not constitute a part hereof.

In the event the terms of this Agreement are applicable to more than one SPV as specified in Schedule A attached hereto, the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective SPVs severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to the SPV as if contained in separate agreements between the Adviser and Sub-Adviser for the such SPV.  In the event that this Agreement is made applicable to any additional SPVs by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such SPV so that, for example, the execution date for purposes of Section 8 of this Agreement with respect to such SPV shall be the execution date of the relevant Schedule.

23.	Miscellaneous.

a.
A copy of the Certificate of Trust is on file with the Secretary of State of Delaware, and notice is hereby given that the obligations of this instrument are not binding upon any of the Sole Director(s), officers or shareholders of the SPV.

b.
Where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION.  THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE.  CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.
SATURNA CAPITAL CORPORATION ________________________________________ Jane Carten President
VIDENT ADVISORY, LLC ________________________________________ Amrita Nandakumar President

AMANA EQUITY INCOME ETF SPV

________________________________________

By:  Amana Mutual Funds Trust, on behalf of its series,
Amana Equity Income ETF, in its capacity as sole
managing member of Amana Income ETF SPV

Jane Carten

President

SCHEDULE A
to the
INVESTMENT SUB-ADVISORY AGREEMENT

Dated _______________ by and among
SATURNA CAPITAL CORPORATION
and
VIDENT ADVISORY, LLC
and
THE SPECIAL PURPOSE VEHICLE (“SPV”).

The Adviser will receive no compensation from the SPV for services provided and the expense assumed pursuant to this Agreement:
SPV	A Wholly-Owned Subsidiary of:
Amana Equity Income ETF SPV	Amana Equity Income ETF